Exhibit 99.15

TX Holdings Inc. Announces New President

ASHLAND, Ky.--(BUSINESS WIRE)--June 11, 2009--TX Holdings, Inc. (OTCBB:TXHG) Board of Directors today announced that they have appointed Mr. Richard Novack as the Company’s new president and to the Board of Directors. Mr. Novack replaces outgoing president Mr. Robert Hutchings, who has left the position to pursue other commitments but will remain a Director. This change is effective immediately.

Richard “Rick” Novack, age 50, is a graduate from Indiana University of Pennsylvania and holds a Bachelor of Science degree in Business Administration with a heavy concentration in corporate accounting. Mr. Novack began his career in finance with a major telecommunications company, and later began using his entrepreneurial spirit, starting several new business enterprises, including businesses in the printing, vending and real estate industries. In the past 10 years Mr. Novack has been an active investor in the oil and gas industry.

TX Holdings, Inc. chairman, Buck Shrewsbury, stated, “We feel very fortunate to have Rick lead our management team, and believe his energy and expertise will serve the Company well. We welcome Rick with open arms and look forward to him guiding TX Holdings’ future and to soon begin a very active phase and to ultimately be posting consistent operational profitability.”

Please visit our website: http://www.txholdings.com

FORWARD-LOOKING STATEMENTS: The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date thereof.

William “Buck” Shrewsbury

Chairman of the Board of Directors

CONTACT:
TX Holdings, Inc.
Investor Relations:
Frank Shafer, 1-606-232-0671
http://www.txholdings.com/